UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2017

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 VONAGE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Charter)

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Delaware	001-32887	11-3547680
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ	07733
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)
____________________________
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On December 15, 2017, the Board of Directors of Vonage Holdings Corp. (the "Company") accepted the resignation of Carl Sparks, a director of the Company since 2011, effective upon the conclusion of the Company's February 2018 Board of Directors meeting. Mr. Sparks' resignation did not result from any disagreement with the Company.
The Company thanks Mr. Sparks for his years of leadership on the Board and valuable contributions to the Company as it has transformed into a leader in cloud communications for business.
Item 8.01. Other Events.
The Board of Directors of the Company has determined to include in the proxy statement for the Company's 2018 Annual Meeting of Stockholders a management proposal recommending that the Company's stockholders approve an amendment to its Restated Certificate of Incorporation to eliminate the Company's classified board of directors structure. The full text of the proposal will be included in the Company's proxy statement to be filed with the Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: December 15, 2017	By:	/s/ Randy K. Rutherford
Randy K. Rutherford Chief Legal Officer